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                                                                   EXHIBIT 10(o)

                        MANAGEMENT CONSULTING SERVICES
                             EMPLOYMENT AGREEMENT


          This Agreement (the "Agreement") between the Company (as defined below) and Fred G. Steingraber ("Employee") is entered into effective as of the date set forth on the signature page hereof.

1.   General.  In consideration of, among other things, EDS entering into a
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     Restricted Stock Unit Agreement with the Employee pursuant to which EDS granted to the Employee Restricted Stock Units under the Electronic Data Systems Corporation Stock Incentive Plan (the "SIP"), the Company and the Employee entered into a Management Consulting Services Employment Agreement, dated as of August 31, 1995, pursuant to which the Company and Employee agreed to the terms of Employee's employment with the Company for the period commencing on August 31, 1995 and ending on August 31, 2000.
     The Company and Employee are hereby agreeing to the terms of the Employee's employment with the Company effective September 1, 2000 (the "Effective Date").

2.   Certain Definitions.
     -------------------

     a. "EDS" shall mean Electronic Data Systems Corporation, a Delaware corporation, and all of its direct and indirect subsidiaries and affiliated entities (including the Company).

     b. "A.T. Kearney" shall mean the Company, and all of its direct or indirect subsidiaries.

     c. The "Company" shall mean A.T. Kearney, Inc., a Delaware corporation and subsidiary of Electronic Data Systems Corporation.

     d. The "Board of Directors" or the "Board" shall mean the Board of Directors of the Company.

     e. "Confidential Information" shall mean all business information, technological information, intellectual property, (including, but not limited to, methodologies, procedures, manuals, directories, software, data files, know-how and management tools), trade secrets, client lists and other information belonging to EDS or relating to EDS's business, technology or customers, or belonging to A. T. Kearney or relating to A. T. Kearney's business, technology or clients other than information which Employee can demonstrate is generally available to the public otherwise than through a breach by Employee of Employee's obligations hereunder.

     f. The term "participate" shall mean lending one's name to, acting as a consultant or advisor to, being employed by, or acquiring any direct or indirect interest in any
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          business or enterprise, whether as a stockholder, lender, partner, officer, director, employee, investor or otherwise (other than by ownership of less than five percent of the stock of a publicly-held corporation).

     g. "Cause" shall mean (i) intentional or knowing refusal to perform Employee's lawful duties; (ii) material breach of this Agreement;
          (iii) material misconduct; (iv) material failure to follow the Company's policies, directives or orders applicable to Company employees holding comparable positions; (v) intentional destruction or theft of A. T. Kearney or EDS property or falsification of A. T. Kearney or EDS documents; (vi) conviction of a felony or any crime involving moral turpitude; or (vii) material violation of the EDS Code of Conduct.

     h. "Management Consulting" shall mean researching, developing, marketing or providing professional management consulting services, including without limitation management consulting services related to business or marketing strategy, technology assessment, organizational effectiveness, marketing, sales, manufacturing, operations, physical distribution, logistics, executive search, business process re-engineering, strategic sourcing, information technology or litigation support.

3.   Employment.
     ----------

     a. Provided that Employee is employed by the Company as of the Effective Date, on the Effective Date, the Company agrees to employ Employee and Employee agrees to accept employment with the Company upon the terms as described in this Agreement. On the Effective Date, Employee will be employed by the Company with the title of Chief Executive Officer of the Company and, under the direction and subject to the control of the Board of Directors, shall be responsible for the business and affairs of the Company and have general executive charge, management and control of the Company, with all such powers with respect to such business, affairs, properties and operations as may be reasonably incident to such responsibilities.

     b. Employee understands that this Agreement shall terminate and be of no further force and effect in the event that Employee's employment with the Company is terminated for any reason prior to the Effective Date.

4.   Duration of the Agreement.  Employee understands that, as of the Effective
     -------------------------
     Date, Employee's employment with the Company is terminable at will and not for any specified duration. Either the Company or Employee may terminate the employment relationship with or without Cause at any time with or without prior notice. Employee's obligations under Paragraphs 6, 7, 9, 12 and 13 shall survive any termination of employment.

5.   Compensation.  As compensation for all services rendered to the Company, in
     ------------
     whatever capacity rendered, the Company agrees to provide Employee the following compensation package:

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     a.   As of the Effective Date, Employee's initial annual base salary shall be not less than Employee's annual base salary in effect as of August 31, 2000, but may thereafter be adjusted at the Company's discretion. Such base salary shall be payable in accordance with the then current payroll practices of the Company.

     b. Employee will be eligible to participate in the Company's performance compensation arrangements, as may be in effect from time to time.

     c. Employee will be eligible to participate in all Company employment benefits generally provided from time to time to full-time employees and normal officer perquisites approved by the Board of Directors of the Company, subject to satisfying any eligibility requirements, and subject to any other terms or conditions established by the Board of Directors or other A. T. Kearney governing body. Employee acknowledges that to the maximum extent permitted by law employment benefits provided by the Company are subject to change in the discretion of the Company.

6.   Disclosure of Confidential Information.  During and following Employee's
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     employment with the Company, Employee agrees not to disclose or use any
     Confidential Information, other than in connection with authorized activities conducted in the course of Employee's employment with the Company without the written approval of the Company. Also, within ten days of the termination of Employee's employment for any reason, Employee shall return to the Company all property, documents and other tangible items (including, but not limited to methodologies, procedures, manuals, computers, directories, software, data, data bases and client lists), including all complete or partial copies thereof (whether in physical or electronic format) belonging or relating to A. T. Kearney or its clients or to EDS or its clients, obtained during Employee's employment that are in Employee's possession, custody or control.

7.   Non-Solicitation/No-Hire.  If Employee's employment with the Company is
     ------------------------
     terminated for Cause or Employee voluntarily terminates Employee's employment, Employee agrees not to, for a period of one year following Employee's termination of employment, directly or indirectly, including through one or more affiliates, conduct or participate in:

     a. Hiring, attempting to hire or assisting any other person in hiring or attempting to hire, or inducing to leave the employ of A. T. Kearney or EDS, any employee or officer of A. T. Kearney or EDS, any person who was an A. T. Kearney or EDS employee or officer within the six-month period prior to the termination of Employee's employment, or any contractor of A. T. Kearney or EDS who performed services for A. T. Kearney or EDS in the six-month period prior to the termination of Employee's employment;

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     b.   Soliciting the business of either: (i) any A. T. Kearney or EDS customer to whom Employee rendered services during the 12-month period prior to termination of Employee's employment (a "Specific Customer"); or (ii) any person or entity whose business Employee (on behalf of A.
          T. Kearney or EDS or otherwise) solicited by multiple contacts during the six-month period prior to such termination (a "Specific Contact"); or

     c. Any activity for any Specific Client or Specific Contact which is the same as or similar to those activities Employee performed for such Specific Client during the three-year period prior to the Employment Termination Date, or proposed to perform for such Specific Contact during the one-year period prior to the termination of Employee's employment.

     Employee agrees that if Employee acts in violation of this Paragraph 7, the number of days Employee is in such violation will be added to any periods of limitation on Employee's activities specified herein. In addition, Employee agrees that during the duration of this Agreement and during the period of limitation on Employee's activities specified in this Paragraph 7, Employee shall promptly deliver a true and correct copy of this Agreement to any prospective employer of Employee.

     If (and only if) EDS elects to discontinue all of its Management Consulting operations conducted by A. T. Kearney as an entirety and after making such election does not sell, transfer or otherwise convey any of the assets or liabilities of such Management Consulting operations to any other party (other than any furniture, fixtures and equipment which will not be used by such party in the conduct of a Management Consulting business), this Paragraph 7 shall be of no further force and effect from and after the date such Management Consulting operations completely cease.

8.   Development of Methodologies.  During the course of Employee's employment
     ----------------------------
     with the Company, Employee may work on or be a part of the development of management consulting methodologies, technologies, tools or other systems for A. T. Kearney or EDS. Employee understands and agrees that any and all methodologies, technologies, tools and other systems developed by employees of A. T. Kearney (including methodologies, technologies, tools and other systems developed by Employee) and the methodologies, technologies, tools and other systems and business information of A. T. Kearney and EDS, shall be, and remain, the sole and absolute property of A. T. Kearney and/or EDS and that Employee shall acquire no rights to any of these.

9.   Assignment of Inventions and Copyrights.  In further consideration of
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     employment under this Agreement, Employee agrees that any and all copyrights, inventions, improvements, discoveries or processes authored, developed or discovered by Employee as a result of Employee's employment with the Company shall be fully disclosed to the Company and the same shall be the sole and absolute property of A. T. Kearney; and upon the request of
     A. T. Kearney, Employee shall execute, acknowledge and deliver such assignments and other documents as A. T. Kearney may consider necessary or appropriate to vest all rights, titles

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     and interests therein to A. T. Kearney. Employee further agrees that A. T.
     Kearney may use Employee's image as appropriate in the conduct of its business.

     In addition, Employee represents and agrees that, in consideration of Employee's prior employment with A. T. Kearney, any and all copyrights, inventions, improvements, discoveries or processes authored, developed or discovered by Employee as a result of Employee's employment with A. T. Kearney have been fully disclosed to Kearney and the same are now the sole and absolute property of A. T. Kearney; and upon the request of A. T. Kearney, Employee shall execute, acknowledge and deliver such assignments and other documents as A. T. Kearney may consider necessary or appropriate to vest all rights, titles and interests therein to A. T. Kearney.

10.  Exclusive Service.  Employee agrees to devote Employee's full time and best
     -----------------
     efforts to the performance of Employee's employment under this Agreement. While employed by the Company, Employee agrees not to engage in any other employment or business venture without the prior consent of the Company, unless to do so would in no way affect or conflict with the performance of Employee's duties for the Company. During the period Employee is employed by the Company Employee may (i) with the permission of the Board of Management of the Company, serve on corporate, civic or charitable boards or committees; provided, however, that no such permission shall be required for service on the board of any corporation owned solely by the Employee's immediate family members, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not materially interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement.

11.  Monies Owed to the Company.  Upon the termination of Employee's employment
     --------------------------
     from the Company, Employee agrees to authorize the Company to deduct from Employee's final wages or other monies due to Employee any debts or financial obligations owed to the Company or EDS by Employee.

12.  Arbitration.  Subject to Paragraph 14, Employee agrees that any controversy
     -----------
     or dispute between Employee and the Company, A. T. Kearney, or EDS relating to or arising out of Employee's employment or the termination thereof (other than disputes regarding an alleged violation of Paragraphs 6, 7 or 9 of this Agreement) including any claim of wrongful termination, constructive termination, employment discrimination, or workplace torts, but excluding disputes regarding an alleged violation of Paragraphs 6, 7 or 9 of this Agreement, shall be fully and finally resolved pursuant to the Dispute Resolution and Arbitration Procedures attached as Addendum 1 and fully incorporated herein.

13.  Remedies.  Employee understands and agrees that the Company, A. T. Kearney
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     and EDS will be irreparably damaged in the event that the provisions of paragraphs 6, 7 or 9 of this Agreement are violated. Employee agrees that each of the Company and EDS shall be entitled (in addition to any other remedy to which it may be entitled, at law or in equity) to

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     an injunction to redress breaches of Paragraphs 6, 7 and 9 of this
     Agreement and to specifically enforce the terms and provisions thereof.

14.  Enforcement.  If the scope of any provision contained in this Agreement is
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     too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and Employee hereby consents that such provision may be reformed or modified accordingly, and enforced as reformed or modified, in any proceeding brought to enforce such provision.

15.  Separability.  Subject to the provisions of Paragraph 14, whenever
     ------------
     possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall be deemed not to be part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

16.  Governing Law.  Except as specifically provided in Paragraph 12 above or in
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     the Dispute Resolution Arbitration Procedures attached as Addendum 1,  any action or proceeding arising out of or relating to this Agreement shall be governed by and interpreted under the laws of Illinois, except for actions or proceedings arising out of the alleged violations of Paragraph 7, which shall be governed by and interpreted under the laws of the state in which Employee had Employee's principal Company office at the time of termination from employment.

17.  Amendments.  This Agreement may not be modified or amended except by a
     ----------
     written instrument executed by Employee and the Chairman of the Board of the Company.

18.  Third Party Beneficiary.  EDS shall be a third party beneficiary of this
     -----------------------
     Agreement, entitled to enforce its rights set forth herein.

19.  Assignment.
     ----------

     a. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

     b. This Agreement may be assigned by the Company or any of its assignees to any of their respective affiliates or to a successor to all or a substantial portion of the assets or business of the Company. This Agreement shall inure to the benefit of the Company.

20.  Location of Services; Dual Contracts.  In the event Employee has
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     substantial responsibilities in more than one jurisdiction, the Company will consider in good faith a request of Employee to enter into a dual contract relationship with the Company and the appropriate affiliate of

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     the Company in the jurisdiction where Employee is providing such services on mutually agreeable terms and conditions.

21.  Entire Agreement.  This Agreement, together with the Management Consulting
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     Services Agreement dated as of August 31, 1995 between Employee and the
     Company (the "Original Agreement"), the Non-Competition Agreement among Employee, Electronic Data Systems Corporation and the Company dated August 31, 1995, and the Restricted Stock Unit Agreement, constitutes the parties' entire agreement, and supersedes and prevails over all other prior agreements, understandings or representations by or between the Company, EDS, Kearney or any of their respective successors, on the one hand, and the Employee, on the other hand, whether oral or written, with respect to the subject matter herein.

22.  Original Agreement.  If during the period commencing on the date hereof and
     ------------------
     ending on August 31, 2000, the terms of this Agreement conflict or are inconsistent with the Original Agreement, the terms of the Original Agreement shall govern. Provided that Employee's employment with the Company shall not have been terminated prior to the Effective Date, as of the Effective Date, the terms of this Agreement shall govern in the event the terms of this Agreement conflict or are inconsistent with the Original Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below:

     DATE: February 28, 1998


                                   EMPLOYEE


                                   /S/ FRED G. STEINGRABER
                                   -----------------------------------------
                                   FRED G. STEINGRABER


                                   A.T. KEARNEY, INC.


                                   By: /s/ GARY J. FERNANDES
                                      --------------------------------------
                                   Name: GARY J. FERNANDES
                                        ------------------------------------
                                   Title: VICE CHAIRMAN, EDS
                                         -----------------------------------

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